Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.13

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 31 day of July, 2017 by and between TIVO CORPORATION (“TiVo”), a Delaware corporation, successor by merger to ROVI Corporation, a Delaware corporation (“Sublandlord” or “Tenant”), and OPORTUN, INC. (“Oportun” or “Subtenant”), a Delaware corporation.

WHEREAS, GC NET LEASE/SAN CARLOS INVESTORS, LLC, as landlord (“Landlord”), and Tenant entered into a lease dated June 28, 2015 (“Master Lease”), whereby Landlord leased to Tenant the 103,948 RSF (“Master Premises”) of the building located at Two Circle Star Way, San Carlos, California 90470 (the “Building”). as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

WHEREAS, Tenant entered into a sublease dated October 12, 2015 (“Existing Sublease”) with Upstart Holdings, Inc. (“Upstart”) whereby Tenant subleased the entire second (2nd) floor of the Building (“2nd Floor Space”) to Upstart for a four (4) year term that will terminate on October 31, 2019 (“Scheduled Termination Date”) unless terminated earlier pursuant to Section 2(b) of the Existing Sublease. A copy of the Existing Sublease is attached hereto as Exhibit B and made a part hereof.

WHEREAS, Sublandlord and Oportun are desirous of entering into a sublease of the entire Master Premises consisting of a stipulated 103,948 RSF, which consists of the entire Building (“Sublease Premises”) on the terms and conditions hereinafter set forth; provided that the Sublease Premises shall initially be comprised of the first, third and fourth floors of the Building only and shall be deemed to contain only 76,037 rentable square feet, but shall be expanded to include the 2nd Floor Space and be deemed to contain 103,948 rentable square feet from and after the Second Floor Commencement Date (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises (which the parties stipulate contain 103,948 RSF), upon and subject to the terms, covenants and conditions hereinafter set forth.

2. Lease Term. The term of this Sublease (“Term”) shall be for approximately ninety-eight (98) months, commencing on the later of January 1, 2018 or the date Landlord consents to this Sublease (“Sublease Commencement Date”) and terminating on February 28, 2026 (“Sublease Expiration Date”).

In the event Upstart shall exercise the Option to Terminate pursuant to the provisions set forth in the Existing Sublease, the Term of the Existing Sublease shall expire and come to an end as of the date set forth in Upstart’s notice but not earlier than the third (3rd) anniversary of the Existing Sublease Commencement Date which is October 18, 2018 (hereinafter the date set forth in Upstart’s notice and shall be referred to as the “Early Termination Date”) as if that day was the date definitely fixed in the Existing Sublease for the termination of the Term of the Existing Sublease.

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Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

3. Option to Terminate the Existing Sublease. Pursuant to Section 2(b) of the attached Existing Sublease, Upstart and TiVo were each given the right to terminate the Existing Sublease. TiVo agrees that it will not exercise such right, except as requested in writing by Oportun, but Oportun understands that Upstart has such right.

4. The Existing Sublease. The Subtenant acknowledges and agrees that the Existing Sublease will remain in effect until October 31, 2019, or if earlier the date Upstart vacates the 2nd Floor Space after exercising its early termination right under Section 2 of the Existing Sublease (“Ultimate Existing Sublease Termination Date”).

5. Obligation of Oportun regarding 2nd Floor Space. Oportun shall have no rights or obligations of any kind (including any base rental, additional rent, indemnification or maintenance obligations) with respect to the 2nd Floor Space until the later of: (i) October 31, 2019 (or if Upstart or TiVo [if requested by Oportun] validly executes its early termination right under the Existing Sublease, October 18, 2018), or (ii) the date the 2nd Floor Space is delivered to Subtenant in vacant and broom clean condition with all furniture and personal property removed and any damage to the premises repaired and with the HVAC system, electrical, plumbing and lighting contained therein in good working condition (such later date, the “Second Floor Commencement Date”), except that Oportun shall comply with the Exhibit D Rules and Regulations attached to the Master Lease as they apply to the Building, including the areas surrounding the 2nd Floor Space.

6. Special Obligations Rights and Exceptions to the 1st Floor Space. TiVo will use commercially reasonable efforts to deliver the Early Occupancy Space on the 1st Floor marked in green on Exhibits C (“Early Occupancy Space”) to Oportun on or before November 1, 2017. Oportun will cause, at its sole cost and expense, the Early Occupancy Spaces to be separately demised in compliance with all Applicable Laws so that those using the Early Occupancy Space will not have access to the remainder of the 1st Floor Space except for code required ingress and egress. Additionally, TiVo will use commercially reasonable efforts to deliver to Oportun the space marked in yellow on Exhibit D (“Office Space”) on or before January 1, 2018; provided, however, that to the extent the new premises which are being constructed in San Jose, California are not ready for TiVo to occupy on or before January 1, 2018, then solely to that extent TiVo may remain in such Office Space until January 15, 2018. Notwithstanding anything to the contrary contained in this Sublease, Oportun will have no obligation to pay Rent of any kind, which includes, without limit. Additional Rent such as Operating Expenses and Tax Expenses, for the Sublease Premises until the date TiVo completely vacates the entirely of the Sublease Premises and such Sublease Premises (with the exception of the 2nd Floor Space which shall be delivered in accordance with the other provisions of this Sublease) are delivered to Oportun in accordance with this Sublease.

7. Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Article 5 of the Master Lease and Section 7 of the Summary of Basic Lease Information of the Master Lease and for no other purpose.

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8. Subrental.

(a) Base Rental. Subject to the other provisions of this Sublease, including without limit Section 6, beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent (“Base Rental”):

Dates	RSF	Monthly Base Rent/RSF
January 1, 2018 (subject to the other provisions of this Sublease, including, without limit, Section 6 of this Sublease) through October 31, 2018	76,037	$3.55
November 1. 2018 through the day preceding the Second Floor Commencement Date	76,037	$3.66
Second Floor Commencement Date through October 31, 2020	103,904	$3.77
November 1, 2020 through October 31, 2021	103,904	$3.88
November 1, 2021 through October 31, 2022	103,904	$4.00
November 1, 2022 through October 31, 2023	103,904	$4.12
November 1, 2023 through October 31, 2024	103,904	$4.24
November 1, 2024 through October 31, 2025 November 1, 2025 through February 28, 2026	103,904 103,904	$4.37 $4.50

The first (1st) monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as “Rent.” Subtenant shall have the right to access and occupy the third (3rd) and fourth (4th) Floors of the Sublease Premises, and the portions of the first (1st) Floor of the Sublease Premises shown on Exhibit C attached hereto and made a part hereof without payment of Rent for the months of November and December, 2017 to set up its business operations, but regardless of any contrary provision of this Sublease the Sublease Commencement Date will occur on the date Subtenant commences business operations from the Premises.

(b) Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

(c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other Direct Expenses, costs and charges payable to Landlord for the Sublease Premises in connection with Subtenant’s use of the Sublease Premises, in each case, excluding the 2nd Floor Space until the Second Floor Commencement Date.

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(d) Alterations and Improvements. Subtenant may make Alterations to the Premises to the extent permitted by Article 8 of the Master Lease but Subtenant shall restore the Premises to its original condition (as it existed on the date this Sublease is executed) unless Sublandlord agrees in writing at the time it consents to the Alterations that no such restoration is required; provided, however, notwithstanding the foregoing, Oportun shall not be required to remove any interior improvements that exist in the Building on the date that Oportun is first given access to each portion of the Building.

(e) Payment of Rent. Except as otherwise specifically provided in this Sublease. Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease; provided, however, that if and to the extent that any provision of the Master Lease affords Sublandlord the right to an abatement or reduction in rent payable thereunder as a consequence of an event or circumstance whether the fault of Landlord or not, in the event of any such event or circumstance which similarly affects the Subleased Premises, Sublessee will be entitled to a parallel abatement of Rent payable hereunder. All of said Rent is to be paid to Sublandlord at its office in the Building or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere staled herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

(f) Late Charge. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the prime rate charged by Bank of America. N.T. & S.A. plus two percent (2%) (“Interest Rate”) on all past-due amounts of Rent payable hereunder, such charge to accrue from the date upon which such amount was due until paid.

9. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of One Million Four Hundred Seventy-Five Thousand Four Hundred Thirty-Six and 00/100 Dollars ($1,475,436.00) (“Deposit”). which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease, provided that Sublandlord agrees to return the Deposit to Subtenant in exchange for a letter of credit in favor of Sublandlord in form approved by Sublandlord if Subtenant elects to provide such a letter of credit. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s Default. If Subtenant Defaults in the full and timely performance of any or all of Subtenant’s covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the Default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant’s Default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant’s failure to immediately do so shall constitute a Default under this Sublease. If Subtenant is not in Default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease. Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord’s general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord’s general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

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10. Signage. Subtenant is granted the right to install any signage permitted pursuant to Article 23 of the Master Lease, including “Building Top Signage” as defined therein, an appropriate sign identifying Subtenant in the ground floor lobby and on the third (3rd) and fourth (4th) floors as well as the second (2nd) floor following the Second Floor Commencement Date, and on the Building monument signage and the Building directory if such directory exists, subject to Landlord’s and Sublandlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except for the foregoing. Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord’s and Sublandlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal. Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

11. Parking. Subtenant shall have the right, during the Term of this Sublease, to use up to one hundred percent (100%) (but only seventy-five percent (75%) until the Second Floor Commencement Date) of the parking privileges granted to Sublandlord as Tenant under the Master Lease (but only for unreserved parking) in the Project Parking Area as set forth in Article 28 of the Master Lease. All such parking privileges shall be at no charge but otherwise subject to the terms and conditions set forth in the Master Lease, and Subtenant shall reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord by Landlord for said parking privileges to the extent permitted by Article 28 of the Master Lease.

12. Incorporation of Terms of Master Lease.

(a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to. inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

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(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing. Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

(c) The following provisions of the Master Lease are specifically excluded: Sections 1.4, 2.2, 4.6, 5.3, 6.5, 7.1, and 23, and Exhibit B and Exhibit F.

(d) Notwithstanding the foregoing, Subtenant may use seventy-five percent (75%) of the roof (to the extent such roof space is not needed to service the Building and such use does not interfere with Tenant’s use of its Premises and/or its business operations) subject to the receipt of the Landlord’s consent in accordance with the Master Lease as of the Sublease Commencement Date and one hundred percent (100%) of the same to such extent from and after the Second Floor Commencement Date.

13. Subtenant’s Obligations. Subtenant covenants and agrees that all obligations of Sublandlord as Tenant under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease which, in accordance with the express terms of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity. Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a Default under this Sublease or the Master Lease.

14. Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, not shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s Default under the Master Lease. Any condition resulting from a Default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such Default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against

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Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant’s use or occupancy of the Sublease Premises. Notwithstanding anything in this Sublease to the contrary, in the event that Subtenant reasonably determines that Landlord is not fulfilling its maintenance and repair obligations under the Master Lease and that such failure affects Subtenant’s permitted use of the Sublease Premises and notifies Sublandlord in writing thereof, then Sublandlord, at Subtenant’s sole cost and expense, will use commercially reasonable efforts, with attorneys approved by and paid for by Subtenant, to have Landlord fulfill its obligations under the Master Lease. In addition, upon the written request of Subtenant, Sublandlord: (i) shall exercise its audit rights pursuant to Section 4.6 of the Master Lease in consultation with Subtenant at Subtenant’s sole cost and expense, and (ii) shall exercise Sublandlord’s right to terminate the Existing Sublease pursuant to Section 2(b) of the Existing Sublease at the direction of Subtenant, provided that Subtenant shall reimburse Sublandlord for the $20.21 per diem amount required to be paid to Upstart under the Existing Sublease for any number of days elapsing between October 12, 2018 and the Second Floor Commencement Date.

Sublandlord represents and warrants to Subtenant as follows: (i) the Master Lease attached hereto as Exhibit A constitutes the entire agreement between Landlord and Sublandlord relating to the lease of the Master Premises (except that certain economic terms have been redacted); (ii) no default or breach by Sublandlord or, to the best knowledge of Sublandlord, by Landlord exists under the Master Lease; (iii) no event has occurred that, with the passage of time, the giving of notice, or both, otherwise would constitute a default or breach by Sublandlord, or to the best of Sublandlord’s knowledge, the Landlord under the Master Lease; (iv) subject to receipt of Landlord’s written consent hereto, Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. Sublandlord shall not rescind, amend or otherwise enter into any agreement modifying, terminating or otherwise affecting the Master Lease in a manner that materially adversely affects Subtenant’s rights under this Sublease without the prior written consent of Subtenant, except in the event of a right to terminate the Master Lease in connection with casualty or condemnation. In addition, Sublandlord agrees that it shall not exercise any option or other right to extend the initial Lease Term pursuant to the Master Lease.

15. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease, and such default or failure is continuing for five (5) business days following written notice from Sublandlord (“Default”). Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar Default on the part of Sublandlord thereunder or (b) at law.

16. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises.

17. Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any Default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of Default from

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Sublandlord to Subtenant is given after the corresponding notice of Default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of Default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

TiVo Corporation

Two Circle Star Way

San Carlos, California 90470

Attention: Mr. Hobie Sheeder

with a copy to:

DLA Piper LLP (US)

550 South Hope Street, 23rd Floor

Los Angeles, California 90067-6022

Attn: Michael E. Meyer, Esq.

Notices to Subtenant shall be sent to the attention of:

Oportun

Two Circle Star Way, 2nd Floor

San Carlos, California 90470

Attn: General Counsel

18. Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Newmark Cornish & Carey and Cushman & Wakefield (collectively, “Broker”), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the Broker pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

19. Condition of Premises. Sublandlord shall deliver the Sublease Premises and cause Upstart to deliver the 2nd Floor Space to Subtenant, vacant, and with all surfaces cleaned and otherwise in good working order and condition, inclusive of the HVAC, electrical, plumbing and lighting systems (and in accordance with the requirements of the Existing Sublease as to the 2nd Floor Space), but no representation is made with respect to the existing data cabling. Except as provided above. Subtenant acknowledges that it is otherwise subleasing the Sublease Premises “as-is” and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy. Subtenant acknowledges that it is not authorized

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to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease except that Subtenant will not be required to remove any improvements that existed in the Sublease Premises at the time each portion was delivered to Subtenant.

20. Consent of Landlord. Article 14 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord’s consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant and Sublandlord shall pay all costs and expenses associated with obtaining such consent. In the event Landlord’s written consent to this Sublease has not been obtained within sixty (60) days after the execution hereof, then this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto.

21. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the Default of Sublandlord under the Master Lease, and said Sublandlord Default was not as a result of a Subtenant Default hereunder.

22. Limitation of Estate. Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord’s breach.

23. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease, This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

24. Civil Code Section 1938 Disclosure. Subtenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Building nor the Sublease Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52).

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25. Assignment and Sublease. Subtenant, as long as it complies with the provisions of Article 1-1 of the Master Lease, shall have the right to assign this Sublease, or sublease all or any portion of the Sublease Premises, upon receipt of the consent of landlord. Provided, however, notwithstanding anything to the contrary contained in this Sublease, in the event Subtenant contemplates a transfer of all or any part of the Premises, Subtenant shall give Sublandlord and Landlord notice (the “Intention to Transfer Notice”) of such contemplated transfer (whether or not the contemplated transferee or the terms of such contemplated transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Sublease Premises which Subtenant intends to transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord. In the event the Contemplated Transfer Space consists of the entire Sublease Premises, Landlord shall have the option, by giving written notice to Subtenant within thirty (30) days after receipt of such Intention to Transfer Notice, to recapture that Contemplated Transfer Space. Such recapture shall cancel and terminate this Sublease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. If Landlord declines, or fails to elect in a timely manner, to recapture that Contemplated Transfer Space under this Section 25, then, subject to the other terms of this Section 25, for a period of six (6) months (the “Six Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture that Contemplated Transfer Space with respect to any transfer made during the Six Month Period, provided that any such transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such transfer shall be subject to the remaining terms of this Section 25. If such a transfer is not so consummated within the Six Month Period (or if a transfer is so consummated, then upon the expiration of the term of any transfer of that Contemplated Transfer Space consummated within such Six Month Period), Subtenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated transfer, as provided above in this Section 25. If Landlord does not elect to recapture, and if as a result of the sublease, Subtenant receives from the sub-sublessee a Transfer Premium (as defined in Section 14.3 of the Master Lease), then Subtenant shall pay to Landlord 50% of the Transfer Premium as and when received.

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IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

TIVO CORPORATION, a Delaware corporation

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Its:	General Counsel

SUBTENANT:

OPORTUN, INC., a Delaware corporation

By:	/s/ Jonathan Coblentz
Name:	Jonathan Coblentz
Its:	Chief Financial Officer and Chief Administrative Officer

11

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EXHIBIT A

COPY OF MASTER LEASE

A-1

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TWO CIRCLE STAR WAY

LEASE

(Single-Tenant Lease Form)

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between GC NET LEASE (SAN CARLOS) INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and ROVI CORPORATION, a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		June 26, 2015

2.	Premises (Article 1).

	2.1	Building:	A four (4) story building, containing approximately 103,948 rentable square feet of space (“RSF”), located at Two Circle Star Way, San Carlos, California 90470

	2.2	Premises:	Approximately 103,904 RSF in the Building, as further set forth in Exhibit A to this Lease (i.e., all of the Building other than the “Signage Utility Room” as defined in Section 1.3 of the Lease).

3.	Lease Term (Article 2).

	3.1	Length of Term:	Approximately ten (10) years and four and one-half (4 1⁄2) months.

	3.2	Lease Commencement Date:	October 13, 2015, subject to Lease Commencement Date Delays as defined in Section 5.1 of the Tenant Work Letter attached hereto as Exhibit B.

	3.3	Lease Expiration Date:	February 28, 2026, or, if later, ten (10) years and four and one-half (4-1/2) months after the Lease Commencement Date.

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4.	Base Rent
(Article 3):

		Monthly	Monthly
Period During Lease Term	Annual Base Rent	Installment of Base Rent	Rental Rate per RSF

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5.	Operating Expenses and Tax Expenses (Article 4):	This is a “TRIPLE NET” lease and as such, the provisions contained in this Lease are intended to pass on to Tenant and reimburse Landlord for the costs and expenses reasonably associated with this Lease and the Project, and Tenant’s operation therefrom, subject to Section 4.2.4 of this Lease. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

6.	Tenant’s Share (Article 4):	99.96%. Tenant shall have no obligation to pay Tenant’s Share of Direct Expenses attributable to the period prior to January 1, 2016.

7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office and research and development, and uses incidental thereto (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Applicable Laws, (B) all applicable zoning, building codes and the Underlying Documents, as that term is set forth in Section 5.2 of this Lease, and (D) first-class standards in the market in which the Building is located.
8.	Security Deposit (Article 21):

10.	Address of Tenant (Section 29.18):	Rovi Corporation 2233 N. Ontario Street, Suite 100 Burbank, CA 91504 Attention: Mr. Hobie Sheeder (Prior to Lease Commencement Date) and

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Rovi Corporation Two Circle Star Way San Carlos, California 90470 Attention: Mr. Hobie Sheeder (After Lease Commencement Date)

In either case with a copy to:

DLA Piper LLP (US) 550 South Hope Street, Suite 2300 Los Angeles, CA 90071 Attn: Michael E. Meyer, Esq.

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Newmark Cornish & Carey (representing both Landlord and Tenant)

13.	Tenant Improvement Allowance (Exhibit B):

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ARTICLE I

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises is as set forth in Section 2.2 of the Summary, and that such rentable square footage shall not be subject to remeasurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Tenant shall accept the Premises in its existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 The Building and The Project. The Premises is the principle component of the building set forth in Section 2.1 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the adjacent building located at One Circle Star Way (the “Adjacent Building”) and (iii) the land (which is improved with landscaping and other improvements) upon which the Building, Adjacent Building and the Common Areas are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, if any, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (provided that Landlord shall at all times maintain and operate the Common Areas in a manner at least consistent with “Comparable Buildings,” as that term is defined in Section 2.2.2 of this Lease) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may reasonably make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall at all times use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business at the Premises.

1.1.4 Delivery Date. Landlord anticipates that it will deliver the Premises to Tenant without any asbestos or other hazardous materials in the condition set forth in Section 1 of the Tenant Work Letter, on or before September 1, 2015 (the “Delivery Date”). As provided in Section 5.1 of the Tenant Work Letter, if Landlord fails to deliver the Premises by the Delivery Date, such failure will be a “Landlord Caused Delay”.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease,“rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.

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1.3 Sign Utility Room. The Building contains a self-contained utility room (the “Sign Utility Room”) which provides service to a billboard sign in the vicinity of the Project. The Sign Utility Room is leased to a third-party that owns the billboard sign (the “Sign Lease”). Tenant shall not be responsible for any utilities, maintenance, repair or other costs or obligations relating to the Sign Utility Room. During the Lease Term, Tenant shall provide the tenant under the Sign Lease with access to the Sign Utility Room 24-hours a day, 7-days a week, including through the Premises.

1.4 Right of First Offer. Landlord hereby grants to the originally named Tenant herein (“Original Tenant”), and its “Permitted Transferee Assignees” (as defined in Section 14.8, below) a one-time (as to each space so offered) right of first offer to lease the Adjacent Building (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant (i) shall commence only following the expiration or earlier termination of the existing lease (including renewals) of the First Offer Space, and (ii) shall terminate if at any time the Adjacent Building is no longer owned by Landlord or an affiliate of Landlord.

1.4.1 Procedure for Offer. Subject to the terms of this Section 1.4, Landlord shall notify Tenant (a “First Offer Notice”) prior to, or concurrently with, Landlord’s delivery of a proposal to lease First Offer Space to a third party (other than a Superior Right Holder, but if the Superior Right Holder does not exercise its right then Landlord shall immediately offer such space to Tenant). Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the, term, rent and other economic terms on which Landlord is willing to lease such space to Tenant (the “First Offer Rent”). In no event shall Landlord have the obligation to deliver a First Offer Notice (and Tenant have no right to exercise its right under this Section 1.4) to the extent that the “First Offer Commencement Date,” as that term is defined in Section 1.4.5, below, is anticipated by Landlord to occur on or after the date that is eighteen (18) months prior to the Lease Expiration Date (as such date may be extended pursuant to Section 2.2, below) (provided that Tenant shall have the right to irrevocably exercise its lease of the Premises during the Option Term, as provided in Section 2.2, below, in which event Tenant’s rights hereunder shall continue).

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within twenty-one (21) calendar days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not so notify Landlord within the twenty-one (21) calendar day period, then Landlord shall be free to lease the space described in such First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, provided that (i) prior to entering into any lease on economic terms that, on a net effective, present value basis, are more than 5% more favorable to such third party than the terms contained in the First Offer Notice, (ii) prior to entering into any lease of less than all of the space described in the First Offer Notice, and (iii) prior to entering into any such lease on a date that is more than six (6) months after Tenant’s election not to lease the First Offer Space, Landlord shall first again offer such space to Tenant on any such reduced terms in accordance with this Section 1.4. Notwithstanding anything to the contrary contained herein, subject to the foregoing, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not exercise its right of first offer with respect to any space described in a First Offer Notice or if Tenant fails to respond to a First Offer Notice within twenty-one (21) calendar days of delivery thereof, then Tenant’s right of first offer as set forth in this Section 1.4 shall terminate as to all of the space described in such First Offer Notice.

1.4.3 Construction In First Offer Space. Tenant shall accept the First Offer Space in its then existing “as is” condition, subject to any allowances granted as a component of the First Offer Rent. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.4.4 Lease of First Offer Space. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment to this Lease (the “First Offer Amendment”) for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.4. The rentable square footage of any First Offer Space leased by Tenant shall be as set forth in the First Offer Notice which shall have been determined by Landlord in accordance with Landlord’s then current standard of measurement for the Building. Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence (the “First Offer Commencement Date”) on the date which is the earlier to

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occur of (i) the date Tenant first commences to conduct business in the First Offer Space, and (ii) the date that is one hundred twenty (120) days following the date Landlord delivers the First Offer Space to Tenant (such 120-day period to be referred to herein as the “Stipulated First Offer Build-Out Period”), and shall terminate on the date provided in the First Offer Notice as the end of the offered lease term. The foregoing Stipulated Build-Out Period shall (a) subject to mutually and reasonably agreed upon commercially reasonable terms to be set forth in the First Offer Amendment, be subject to extension on a day-for-day basis to the extent of any actual delays in the substantial completion of the tenant improvements in the First Offer Space resulting from “Force Majeure”, as defined in Section 29.16, below, and delays caused by Landlord, and (b) be a consideration in the determination of the First Offer Rent.

1.4.5 Termination of Right of First Offer. Tenant’s rights under this Section 1.4 shall be personal to the Original Tenant or a Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease). The right of first offer granted herein shall terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in Default under this Lease. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, Tenant is not directly leasing and occupying at least 77,925 RSF of the Premises.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”), one (1) option to extend the Lease Term for a period of ten (10) years (the “Option Term”), which option may be irrevocably exercised only by Tenant by written notice (the “Option Exercise Notice”) delivered by Tenant to Landlord not earlier than fifteen (15) months and not later than twelve (12) months prior to the expiration of the initial Lease Term, provided that, as of the date of delivery of such notice, Tenant is not in Default under this Lease and Tenant has not previously been in default under this Lease more than once. Upon the proper exercise of such option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in Default under this Lease, the Lease Term, as it applies to the Premises, shall be extended for a period of ten (10) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant or a Permitted Transferee Assignee (and not by any assignee, sublessee or other “Transferee,” as that term is defined in Section 14.1 of this Lease, of Tenant’s interest in this Lease) if Original Tenant or a Permitted Transferee Assignee occupies the entire Premises.

2.2.2 Option Rent. For purposes of this Lease, the “Option Rent” shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is for single tenant buildings, not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in “Comparable Buildings,” as that term is defined in this Section 2.2.3, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration only the following concessions (the “Concessions”): (a) rental abatement

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concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Option Rent shall be derived from an analysis (as such derivation and analysis are set forth on Exhibit F, attached hereto) of the “Net Equivalent Lease Rates,” of the Comparable Transactions, as set forth in Exhibit F, attached hereto. The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean the Building and those other mid-rise Class A office buildings located in the Redwood Shores-San Carlos-Redwood City office market.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent (the “Option Rent Notice”) on or before the date that is thirty (30) days after Tenant’s delivery of the Option Exercise Notice. If Tenant, on or before the date which is ten (10) days following Tenant’s receipt of the Option Rent Notice, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent, (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent (which, in Landlord’s case, need not be the rent originally set forth in the Option Rent Notice), within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2,2.3.1 through 2.2.3.7, below.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate appraiser, broker or attorney who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial mid-rise properties in the area containing the Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that (i) such Neutral Arbitrator shall not be an appraiser, and (ii) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance.

2.2.3.3 The parties shall, in connection with the determination of the Option Rent, within ten (10) business days following the selection of the Neutral Arbitrator, enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following: (i) Landlord’s binding Option Rent calculation and Tenant’s binding Option Rent calculation, (ii) an agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, (iii) instructions to be followed by the Neutral Arbitrator when conducting such arbitration, which instructions shall be mutually and reasonably prepared by Landlord and Tenant and which instructions shall be consistent with the terms and conditions of this Lease, (iv) that Landlord and Tenant shall each have the right to submit

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to the Advocate Arbitrator (with a copy to the other party), on or before a date agreed upon by Landlord and Tenant, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord and Tenant, as the case may be, in support of Landlord’s or Tenant’s respective Option Rent determination (the “Briefs”), (v) that within three (3) business days following Landlord’s and Tenant’s exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted, (vi) that within three (3) business days following Landlord’s and/or Tenant’s receipt of the other party’s First Rebuttal, Landlord and Tenant, as applicable, shall have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted, (vii) the date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, which date shall in any event be within fifteen (15) business days following the appointment of the Neutral Arbitrator, (viii) that no discovery shall take place in connection with the arbitration, (ix) that neither the Neutral Arbitrator shall be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant (except that the Neutral Arbitrator, with representatives from each of Landlord and Tenant, shall have the right to visit the Comparable Buildings), (x) the specific persons that shall be allowed to attend the arbitration, (xi) Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Tenant’s Initial Statements”), (xii) following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Landlord’s Initial Statements”), (xiii) following Landlord’s Initial Statements, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”), (xiv) following Tenant’s Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant (“Landlord’s Rebuttal Statement”), (xv) that the Neutral Arbitrator shall render a decision (“Award”) indicating whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent as determined by the Neutral Arbitrator within ten (10) business days following the arbitration, (xvi) that following notification of the Award, the Landlord’s or Tenant’s submitted Market Rent determination, whichever is selected by the Neutral Arbitrator as being closest to the Market Rent, shall become the then applicable Market Rent, and (xvii) that the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant. Each of the parties shall bear one-half (1/2) the cost of appointing the Neutral Arbitrator and of paying the Neutral Arbitrator’s fees.

2.2.3.4 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to she criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.5 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.6 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.7 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

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ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as specifically permitted by this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses,” as that term is defined in Section 4.2.4 below, and “Tax Expenses,” as that term is defined in Section 4.2.5.1 below.

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) payments under any easement, license, operating agreement, declaration,

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restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any Underlying Documents; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (provided that the property management fee charged to Operating Expenses shall not exceed 2.25% of the Base Rent payable by Tenant hereunder, or that would be payable but for any free rent period granted to Tenant); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project, including as relating to any business improvement district; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, or (C) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over the reasonable useful life of such improvements (or reasonable payback period, if shorter, provided that the amount charged in any particular Expense Year shall not exceed the amount of savings achieved in such Expense Year); and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses, and (xv) costs payable by Landlord under the “CC&Rs” or any “Future CC&Rs” as defined in Section 5.4, below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and utility costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves of any kind;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

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(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project or portfolio manager (and in all cases shall be subject to the terms of this clause (f));

(g) except for a Project management fee to the extent allowed pursuant to item (vi), above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(h) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(i) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(j) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(l) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(m) costs relating to any hazardous materials which migrate onto the Project, or which subsequently occurs and which was not created by Tenant, its employees, contractors and/or agents;

(n) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; and

(o) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

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4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof, and including estimated amounts based on pending but uncompleted reassessments of the Project, as reasonably determined by Landlord), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Upon receipt by Landlord, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Tax Expenses under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.2, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that certain costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other building in the Project, except that to the extent that an expense incurred can be specifically traced to a specific building (such as electricity, repairs,

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HVAC and the like), such expense shall, in each case, be allocated to the specific building. Accordingly, as set forth in Section 1.1 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

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4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records.

4.6.1 In General. In the event that Tenant disputes the amount of Additional Rent set forth in any annual Statement or Supplemental Statement delivered by Landlord, then subject to the terms of Section 4.6.2, below, Tenant shall have the right to cause a reputable, qualified, independent real estate services firm or audit/review company, working primarily on a non-contingency fee basis (individually and collectively, “Tenant’s Auditor”) to inspect, review and audit Landlord’s accounting records for the Expense Year covered by such Statement during normal business hours (“Tenant Review”). As a condition precedent to any such inspection, Tenant shall cause such Tenant’s Auditor to enter into a reasonable confidentiality agreement with Landlord, and to follow Landlord’s reasonable rules and regulations relating to such inspection, and, in any event, Tenant and the Tenant’s Auditor shall maintain in strict confidence any and all information obtained in connection with the Tenant Review and shall not disclose such information to any person or entity other than to the management personnel, lawyers, accountants, assignees and/or subtenants of Tenant (subject to such parties’ agreement to maintain such information confidential as set forth herein). Any Tenant Review shall take place in Landlord’s office or at such other location in San Mateo or Los Angeles County as Landlord may reasonably designate, and Landlord will provide Tenant with reasonable access to personnel as is reasonably necessary for the Tenant Review and reasonable use of such available office equipment, but may charge Tenant for telephone calls and photocopies at Landlord’s actual cost, Tenant shall provide Landlord with not less than thirty (30) days’ notice of its desire to conduct such Tenant Review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject Statement as Tenant may reasonably request. In no event shall Tenant have the right to conduct such Tenant Review if Tenant is then in Default under the Lease with respect to any of Tenant’s monetary obligations, including, without limitation, the payment by Tenant of all Additional Rent amounts described in the Statement which is the subject of Tenant’s Review, which payment, at Tenant’s election, may be made under dispute. In the event that following Tenant’s Review, Tenant and Landlord continue to dispute the amounts of Additional Rent shown on Landlord’s Statement and Landlord and Tenant are unable to resolve such dispute, then either Landlord or Tenant may submit the matter to arbitration pursuant to Article 22 of this Lease and the proper amount of the disputed items and/or categories of Direct Expenses to be shown on such Statement shall be determined by such proceeding producing an Arbitration Award (as defined in Article 22 below). The Arbitration Award shall be conclusive and binding upon both Landlord and Tenant. If the resolution of the parties’ dispute with regard to the Additional Rent shown on the Statement or Supplemental Statement, pursuant to the Arbitration Award reveals an error in the calculation of Tenant’s Share of Direct Expenses to be paid for such Expense Year, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute; provided that if Landlord fails to make such payment within such time period, Tenant may treat any overpayments resulting from the foregoing resolution of such parties’ dispute as a credit against Rent until such amounts are otherwise paid by Landlord. Tenant shall be responsible for all costs and expenses associated with Tenant’s Review, and Tenant shall be responsible for all reasonable audit fees of Tenant, as well as attorney’s fees and related costs of both Landlord and Tenant relating to an Arbitration Award (collectively, the “Costs”), provided that if the parties’ final resolution of the dispute involves the overstatement by Landlord of Direct Expenses for such Expense Year in excess of three percent (3%), then Landlord shall be responsible for all Costs. Subject to the terms of Section 4.6.2, below, this provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

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4.6.2 Termination of Rights. In the event that, within twelve (12) months following receipt of any particular Statement Tenant or Landlord shall fail to either (i) fully and finally settle any dispute with respect to such Statement, or (ii) submit the dispute to arbitration in accordance with the terms of Section 4.6.1, above, then Tenant shall have no further right to conduct a Tenant Review with respect to the applicable Statement, or to dispute the amount of Additional Rent set forth in the applicable Statement; provided, however, that, that in no event shall the foregoing constitute a waiver by Tenant to pursue any fraud claims against Landlord pertaining to Direct Expenses to the extent allowable under Applicable Laws. Additionally, if following Tenant’s delivery to Landlord of a written request for a Tenant Review, Landlord fails to make its accounting records for the applicable Expense Year reasonably available for such purpose in accordance with the terms of Section 4.6.1 above, then the review period set forth in this Section 4.6.2 shall be extended one (1) day for each day that Tenant and/or Tenant’s Auditor, as the case may be, is so prevented from accessing such accounting records. In no event shall the payment by Tenant of any Direct Expense payment, or any amount on account thereof, preclude Tenant from exercising its rights under this Section 4.6.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or the CC&Rs or Future CC&Rs. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, and any agreements with transit agencies affecting the Property.

5.3 Rooftop Rights. At any time during the Lease Term, subject to the terms of this Lease, Tenant may install, at Tenant’s sole cost and expense, communications dishes, antennae, or comparable communications equipment upon the roof of the Building, and make associated connections of Tenant’s rooftop equipment to the Premises (all such equipment, installations and connections, collectively, the “Telecommunications Equipment”). Provided that Tenant continues to lease the entire Building (other than the Sign Utility Room) the use of such areas of the Building for the installation of the Telecommunications Equipment shall be for the sole use of Tenant in connection with its business operations in the Premises, and shall be without the payment of any additional Base Rent or Direct Expenses with respect thereto. The physical appearance and all specifications of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord (subject to Tenant’s reasonable approval), and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment, (ii) installing, repairing and maintaining and causing the Telecommunications Equipment to comply with all Applicable Laws, and (iii) prior to the expiration or earlier termination of this Lease, removal of the Telecommunications Equipment and all associated wiring, and the restoration of all affected areas of the Building to the condition existing prior to the installation thereof, including restoration of any roof penetrations. In no event shall Tenant permit the Telecommunications Equipment to interfere with the systems of any building in the Project or any other communications equipment at or servicing any building in the Project.

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Pursuant to 17 C.F.R. Section 200.83

5.4 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project; specifically including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions dated as of June 24, 1997, recorded on June 25, 1997, in the Official Records of San Mateo County, California, as Document No. 97-076680 (the “CC&Rs”). In the event that such CC&Rs are amended or replaced in the future (the “Future CC&Rs”), Tenant shall agree to approve, and subordinate this Lease to, such Future CC&Rs, provided that such Future CC&Rs do not adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall maintain and operate the Building in a manner at least materially consistent with the Comparable Buildings and otherwise in a first class manner. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 HVAC. Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises.

6.1.2 Electricity. Landlord shall provide adequate electrical service capacity to the Premises for Tenant’s lighting fixtures and incidental use equipment, provided that (i) the connected electrical load does not exceed an average of 5.5 watts per rentable square foot of the Premises, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to Applicable Laws and regulations, including Title 24. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.1.3 Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Janitorial. Landlord shall provide janitorial services to the Premises five (5) days per week, except on the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with Comparable Buildings (subject to the terms of Section 6.5, below).

6.1.5 Landlord shall provide non-attended automatic passenger elevator service.

6.1.6 Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises. Landlord and Tenant shall coordinate Tenant’s Security System to provide that any Project security system and Tenant’s Security System will operate on the same type of key card, so that Tenant’s employees are able to use a single card for both systems. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System.

Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease (provided that that Landlord expressly acknowledges and agrees that Landlord’s consent shall not be required for typical quantities of typical office desktop computers, copiers, and other, similar typical office

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equipment (“Customary Tenant Equipment”)). If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days following billing, the incremental actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, which consent shall not be withheld or delayed except to the extent a “Design Problem,” as that term is defined in Section 8.1 of this Lease, is created (provided that Landlord’s consent shall not be required for Customary Tenant Equipment).

6.3 Tenant HVAC System. As a part of its Tenant Improvements (as defined in Section 2.1 of the Tenant Work Letter) and subject to the terms of the Tenant Work Letter, Tenant, at its sole expense, may install a supplemental HVAC system in the Premises for the purpose of providing supplemental air-conditioning to the Premises (the “Tenant HVAC System”). All aspects of the Tenant HVAC System (including, but not limited to, any connection to the Building’s chilled water system) shall be subject to Landlord’s prior written approval, which approval shall not be withheld or conditioned except to the extent a Design Problem exists, or delayed beyond five (5) business days. If required for such purpose, Tenant may connect into the Building’s chilled water system, if and to the extent that Tenant’s use of chilled water pursuant to this Section 6.3 will not materially, adversely affect the chilled water system of the Building, as determined by Landlord in Landlord’s reasonable discretion. At Landlord’s election prior to the expiration or earlier termination of this Lease, Tenant shall leave the Tenant HVAC System in the Premises upon the expiration or earlier termination of this Lease, in which event the Tenant HVAC System shall be surrendered with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Tenant HVAC System left in the Premises upon the expiration or earlier termination of this Lease, then Tenant shall remove the Tenant HVAC System upon the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant’s sole cost and expense. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 6.3), of the Tenant HVAC System, and in no event shall the Tenant HVAC System interfere with Landlord’s operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 6.3 shall be payable by Tenant as Additional Rent within ten (10) business days of Tenant’s receipt of an invoice therefor.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise (except as specifically set forth in Section 19.5.2 of this Lease), for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease.

6.5 Tenant Janitorial. Tenant shall have the right, by giving not less than forty-five (45) days prior written notice to Landlord, to elect to provide its own janitorial services to the Premises. In the event that Tenant elects to provide its own janitorial service as provided above, Landlord shall not be required to provide any janitorial services for the Premises. Consequently, Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a manner consistent the remainder of the Building and with Comparable Buildings, and in accordance with (i) Landlord’s janitorial specifications and reasonable rules and regulations relating to such janitorial services, (ii) Landlord’s standard janitorial schedule for the Building as set forth from time to time, and (iii) all Applicable Laws. If requested by Landlord, Tenant shall promptly present a cleaning and maintenance schedule to Landlord for approval, and shall clean and maintain the Premises in accordance with such schedule. Tenant shall notify Landlord in writing of the identity of each and every party engaged by Tenant to perform the cleaning services provided for herein (collectively, “Tenant’s Janitors”). Tenant’s Janitors

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shall be union, in compliance with then applicable union agreements. Tenant shall be responsible for ensuring that Tenant’s Janitors do not interfere with the janitorial services provided by Landlord at the Project. Tenant shall ensure that Tenant’s Janitors have appropriate insurance coverage approved by Landlord in advance prior to any entry of the Premises by Tenant’s Janitors. Landlord shall be named as an additional insured on each of such policies of insurance. Landlord shall permit Tenant’s Janitors reasonable ingress and egress to the Premises, provided Landlord shall have no liability for any acts or omissions of Tenant’s Janitors. During any period that Tenant is providing janitorial service to the Premises as provided above, Landlord will not include any janitorial costs relating to tenant premises in Operating Expenses.

ARTICLE 7

REPAIR AND MAINTENANCE

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises is located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building (the “Building Structure”), and the “Base Building” (as that term is defined in Section 8.2, below) systems and equipment (including the Base Building HVAC, mechanical, electrical, plumbing and vertical transportation system of the Building that existed as of July 1, 2015) (the “Building Systems”) (the cost of which shall be included in Operating Expenses to the extent allowed pursuant to Section 4.2.4, above), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to all or any portion of the Premises, the Base Building, the Base Building systems, or the Project as Landlord shall desire or deem necessary, or as Landlord may be required to do under Applicable Laws, or by governmental or quasi-governmental authority, or by court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.1 Tenant’s Right to Make Repairs. Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required on any full floor of the Building leased by Tenant, including repairs to the Building Structure and/or Building System servicing such floors or elsewhere if they adversely affect Tenant’s use of its Premises, which event or circumstance materially or adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day notice and the subsequent ten (10) business day notice shall not be required in the event of an “Emergency,” as that term is defined, below, provided that notice reasonable under the circumstances shall be required in the event of an Emergency) and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform,

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or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 7.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but Tenant may proceed to claim a default by Landlord under this Lease and/or submit the dispute to arbitration. If Tenant prevails in such claim, the amount of the award (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease. For purposes of this Section 7.2, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building Systems, Building Structure, Tenant Improvements, or Alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of, Tenant’s business operations at the Premises.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any electrical, mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) days prior to the commencement thereof, and which consent shall not be withheld by Landlord except to the extent a “Design Problem”, as that term is defined, below, exists. A “Design Problem” is defined as, and will be deemed to exist if such Alteration may (i) affect the exterior appearance of the Premises or Building; (ii) adversely affect the Building Structure; (iii) adversely affect the Building Systems; (iv) unreasonably interfere with any other occupant’s normal and customary office operation, or (v) fail to comply with Applicable Laws. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not contain a Design Problem or “Specialty Alteration”, as defined in Section 8.5, below, or require a building or construction permit. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term (subject to the terms of Section 8.5, below). Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Carlos, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building”, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises is located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with

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the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant (except as specifically provided in this Lease to the contrary) and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant has installed, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding anything in this Lease (including this Section 8.5 and Section 15.2) to the contrary, Tenant shall not be obligated to remove any improvements or alterations that constitute typical and customary general office tenant improvements, other than “Specialty Alterations” as defined below, nor shall Tenant be obligated to repaint, repair or replace wall and floor coverings, patch or repair small holes in walls and floors or remove cabling, wiring or conduits (“Surrender Exceptions”). As used herein, “Specialty Alterations” shall mean any of the following: (a) any internal stairwells; (b) decorative water features; (c) raised flooring; (d) conveyors and dumbwaiters; (e) safes and vaults or rolling files, (f) any Alterations or Tenant Improvements which (i) perforate a floor slab in the Premises or a wall that encloses/encapsulates the Building structure, (ii) require the installation of a raised flooring system, (iii) involve material plumbing connections (such as full kitchens, as opposed to kitchenettes or coffee stations, and executive bathrooms) outside of the Building core, or (iv) require material changes to the Base Building.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its managers, members, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should any Landlord Parties be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including products and completed operations coverage and a Broad Form endorsement covering the insuring

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provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate
(Provided that such limits can be reached by a combination for primary and umbrella policies)

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate 0% Insured’s participation (Provided that such limits can be reached by a combination for primary and umbrella policies)

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a “special form” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items with no co-insurance, and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and qualified to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage changed so that it does not comply with the requirements of this Lease unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, provided, however that this advance notice provision shall not apply to the annual renewal of policies in the ordinary course of business of the substitution of policies in the event of a change of control of Tenant. Tenant shall deliver certificates evidencing such policies to Landlord on or before the Lease Commencement Date and within ten (10) business days after the expiration dates thereof. Further, Landlord shall have the right, from time to time, to request in writing copies of policies of Tenant’s insurance required hereunder, which Tenant shall thereafter provide within fifteen (15) business days. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor, provided that Landlord shall provide written notice to Tenant, and with a copy of such notice addressed to “General Counsel”, at the Premises, at least ten (10) days in advance informing Tenant that Landlord is electing to procure such policies for the account of Tenant.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

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10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment (not to exceed ninety (90) days) or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, if this Lease has not terminated, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises, and installed its FF&E and personal property, assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises is affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is not fully covered (except for any deductibles) by Landlord’s insurance policies (unless Tenant agrees to pay for the uninsured cost of repairs) and Landlord elects not to repair such damage; or (iii) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. Tenant’s payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord’s payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or Default by Tenant under this Lease.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord (except as otherwise provided in Section 14.8, below), which consent shall not be unreasonably withheld, assign, sublease, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), and any such Transferee approved by Landlord shall be referred to as an “Approved Transferee”. If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Except as expressly set forth below, Landlord may withhold its consent to any proposed Transfer (including, without limitation, a mortgage, pledge, hypothecation, encumbrance or lien) in Landlord’s sole and absolute discretion. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space by assignment or sublease to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof or a non-profit organization (unless Landlord is then leasing space in the Project to such entity);

14.2.4 The proposed Transfer is an assignment of Tenant’s interest in the Lease, and the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord or has negotiated with Landlord during the one (1) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable “Transfer Costs,” as that term is defined in this Section 14.3, it being understood that if in any year the gross revenues, less the deductions set forth and included in Transfer Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of-pocket costs of advertising the space subject to the Transfer, (vi) any improvement allowance or other economic concessions paid by Tenant to the Transferee in connection with the Transfer; and (vii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer; and (viii) the aggregate amount of Base Rent and Additional Rent paid by Tenant during the period prior to the commencement of the term of the Transfer during which Tenant does not occupy the Subject Space, commencing on and after the Downtime Start Date (as defined below) (collectively, “Transfer Costs”). The “Downtime Start Date” shall mean the later of (A) the date which Tenant vacates and does not reoccupy the Subject Space and delivers notice of the same to Landlord, and (B) the date Tenant enters into a listing agreement for the Subject Space with a reputable broker, and provides Landlord with notice thereof. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer, after Tenant has first recovered its Transfer Costs,.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of the entire Premises for substantially all of the then remaining Lease Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of six (6) months (the “Six Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Six Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. In the event that Tenant subleases all or any portion of the Premises in accordance with the terms of this Article 14, Tenant shall cause such subtenant to carry and maintain the same insurance coverage terms and limits as are required of Tenant, in accordance with the terms of Article 10 of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Intentionally Omitted.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 is hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above and this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

ARTICLE 16

HOLDING OVER

If Tenant holds over for more than thirty (30) days after the expiration of the Lease Term or earlier termination thereof, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a daily rate equal to the product of (i) the daily Rent applicable during the last unabated rental period of the Lease Term under this Lease, and (ii) a percentage equal to 125% during the first three (3) months immediately following the expiration or earlier termination of the Lease Term, and 150% thereafter. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within one (1) month after the termination or expiration of this Lease, then in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord or Tenant, Tenant or Landlord, as the case may be, shall execute, acknowledge and deliver to the requesting party (the “Requesting Party”) an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof, or any assignee or sublessee), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the Requesting Party or Landlord’s mortgagee or prospective mortgagee, or Tenant’s Transferee, as the case may be. Appropriate modification shall be made to Exhibit E when Tenant is the Requesting Party. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project or any assignee or sublessee or any transferee under Section 14.8. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but only in connection with a sale, financing or refinancing of the Project or any portion thereof or interest therein, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

ARTICLE 18

SUBORDINATION

As of the date hereof, the Project is not subject to any mortgage, deed of trust or ground lease. This Lease shall be subject and subordinate to all future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure

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sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Notwithstanding the foregoing, Tenant’s obligation to allow this Lease to be subordinated to any future mortgages, trust deeds or other encumbrances, shall be conditioned upon Tenant’s receipt of a commercially reasonable form of subordination, non-disturbance and attornment agreement from the holder of any such future encumbrance, which recognizes Tenant’s express offset rights under this Lease. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant (“Default”):

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after the date that Tenant receives notice from Landlord that such amount was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a Default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such Default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such Default; or

19.1.3 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease, where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in addition to, and not in lieu of any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct,separate and cumulative, but not duplicative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, but not duplicative, without any notice or demand whatsoever except as expressly set forth in this Lease.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

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(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative, but not duplicative, with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth in this Article 19, Landlord shall have the right, subject to the terms of Section 14.9, above, to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

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19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by the Lease, which substantially interferes with Tenant’s use of the Premises, (ii) any failure to provide services, utilities or access to the Premises as required by this Lease, (iii) any “Renovations,” as that term is defined in Section 29.31 of this Lease, or (iv) damage and destruction under Article 11 of this Lease (such set of circumstances as set forth in items (i), (ii), (iii) or (iv), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (or such shorter period to the extent that any resulting rent abatement on such shorter period is covered by Landlord’s insurance policies) (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies (other than to effectuate repairs or reinstate its FF&E and personal property) any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies (other than to effectuate repairs or reinstate its FF&E and personal property) such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses and Tenant’s obligation to pay for parking shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event except for Tenant’s right to terminate this Lease for a Landlord Default or under Articles 11 or 13. Except as provided in Article 11, Article 13, and Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.6 Non Waiver of Redemption by Tenant. Landlord acknowledges that Tenant does not waive its rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s light of occupany; of the Premises after any termination of this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, so long as no Default exists under this Lease, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

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ARTICLE 21

SECURITY DEPOSIT

21.1 Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant Defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default of the Lease, as amended hereby, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

ARBITRATION

22.1 General Submittals to Arbitration. With the exception of the arbitration provisions which shall specifically apply to the determination of the Market Rent, the submittal of all matters to arbitration in accordance with the terms of this Article 22 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matters relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under Article 14 of this Lease, any other Defaults by Landlord, or any Tenant Default, except for (i) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, and (ii) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of San Mateo County, California, the decision of which court shall be subject to appeal pursuant to Applicable Law. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Article 22 and all attempts to circumvent the terms of this Article 22 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a Default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant Default or Landlord default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a Default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 22.

22.2 Arbitration Panel. Within ninety (90) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, the parties shall each: (i) appoint one (1) lawyer (the “Advocate Arbitrator”) actively engaged in the licensed and full time practice of law, specializing in real estate leasing work, in the County of Los Angeles for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the parties, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of an agreement to be bound by the time constraints and other provisions of this Section 22.2

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(“Acceptance”) to the other party hereto. Each party shall have the right to consult with his or her Advocate Arbitrator prior to or subsequent to selection, but neither party may consult with the “Neutral Arbitrator,” as that term is defined below, directly or indirectly, prior to or subsequent to the selection of the Neutral Arbitrator. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) days after such appointment and notice, unless otherwise agreed to, the Advocate Arbitrators shall appoint a third lawyer (such third lawyer, the “Neutral Arbitrator”, and, together with the first two (2) lawyers, “Arbitration Panel”) of the same qualification and background and shall deliver written notice of the identity of such Neutral Arbitrator and a copy of his or her written Acceptance of such appointment to each of the parties. In the event that agreement cannot be reached on the appointment of a Neutral Arbitrator within such period, such appointment and notification shall be made as quickly as possible by the Presiding Judge of any court of competent jurisdiction, with consultation, as necessary, from any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of Los Angeles. Any such court shall be entitled either to directly select such Neutral Arbitrator or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this Article 22 as if such replacement was an initial appointment to be made under this Article 22, and, unless otherwise agreed, within the time constraints set forth in this Article 22, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

22.3 Duty. Consistent with the provisions of this Article 22, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event (unless otherwise agreed) on or before the expiration of thirty (30) days after the appointment of all the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Article 22.

22.4 Authority. The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in this Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make an issue, including the awarding of monetary damages (but the Arbitration Panel shall not be empowered to award consequential damages to either party, nor to award punitive damages except in situations involving knowing fraud or egregious conduct condoned by, or performed by, the person who, in essence, occupies the position which is the equivalent of the chief executive officer of the party against whom damages are to be awarded), the awarding of reasonable attorneys’ fees and costs in such manner as determined by the Arbitration Panel and the issuance of injunctive relief. The final award of the Arbitration Panel shall be in writing and shall state the bases of the award, and include findings of fact and conclusions of law. The final award of the Arbitration Panel as issued is hereinafter referred to as the “Arbitration Award”. If the party against whom the award is issued complies with the award, within the time period established by the Arbitration Panel, then no Default will be deemed to have occurred, unless the Default pertained to the nonpayment of money by Tenant or Landlord, and Tenant or Landlord failed to make such payment under protest.

22.5 Appeal. The Arbitration Award shall be final and binding, and may be confirmed and entered as a judgment by any court of competent jurisdiction at the request of any party. Notwithstanding the foregoing or any California statute to the contrary, in addition to existing statutory or decisional grounds for vacating or modifying an arbitration award, the parties expressly agree and intend that the Arbitration Award, and/or the judgment entered as a result thereof, may be appealed to any appellate (or higher, when appropriate) court of competent jurisdiction or otherwise pursuant to the same procedures and on the same basis as a judgment issued by a judge in connection with a lawsuit filed in the Los Angeles Superior Court, or on the basis of a misapplication of Applicable Law or clearly erroneous findings of fact.

22.6 Compensation. Each member of the Arbitration Panel shall be compensated for any and all services rendered under this Article 22, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the nonprevailing party as determined by the Arbitration Panel in its sole and absolute discretion.

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ARTICLE 23

SIGNS

Tenant shall have the right to install, at Tenant’s sole cost and expense, (i) exclusive building top signage consisting of, subject to applicable governmental approvals, two (2) fully backlit or otherwise illuminated signs at the top of the Building (the “Building Top Signage”), which signs shall not be on the same side of the Building, or be adjacent to each other on adjoining sides of the Building, (ii) one non-exclusive sign identifying Tenant on the existing Project monument, and (iii) one (1) sign on the exterior of the Building near the entrance to the Premises (which may be an “eyebrow” sign) (collectively as “Tenant’s Signs”). Landlord shall not allow any other signs on the Building (other than one identifying the owner of the Building, and other than “for lease” signs during the last twelve (12) months of the Lease Term. The precise location, size, materials, lettering, design, content, method of installation and all other specifications relating to Tenant’s Signs shall be consistent with the Project’s signage program and shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant’s Signs shall comply with all applicable governmental rules and regulations. In no event shall Tenant’s Signs include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the first class quality of the Project, or which would reasonably offend a landlord of the Comparable Buildings, or which includes the name of a foreign country. Tenant shall be responsible for obtaining any applicable permits or other governmental approval(s) applicable to or required for Tenant’s Signs. Further, Tenant shall be responsible for all costs incurred in connection with the design, fabrication, construction, installation, maintenance and repair, compliance with law and removal of Tenant’s Signs. Tenant shall keep the Tenant’s Signs in first-class condition and repair during the Lease Term. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Signs from the Building and restore all affected areas to the condition existing prior to Tenant’s installation of Tenant’s Signs. Landlord shall, at Tenant’s request, cooperate with Tenant, at no cost to Landlord (unless Tenant agrees to reimburse any costs) in Tenant’s efforts to obtain governmental approvals for Tenant’s Signs. Tenant’s failure to obtain any such required approvals shall not be deemed to be a breach by Landlord of this Lease. Tenant may transfer the sign right to an Approved Transferee or Permitted Transferee.

ARTICLE 24

COMPLIANCE WITH LAW

24.1 Tenant Responsibilities. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any such governmental regulations related to disabled access and hazardous materials or substances (“Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws (including the making of any alterations to the Premises required by Applicable Laws) which relate to (i) Tenant’s use of the Premises, (ii) the Alterations or the Improvements in the Premises, and/or (iii) the Tenant Maintenance Responsibilities. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

24.2 Landlord Responsibilities. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24.

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24.3 Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after written notice from Landlord that the same was not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

27.1 In General. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last eighteen (18) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) make such alterations, improvements, additions or repairs to all or any portion of the Premises, the Base Building, the Base Building systems or the Project as Landlord shall desire or deem necessary, or as Landlord may be required to perform under Applicable Laws, or by any governmental or quasi governmental authority, or by court order or decree. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to

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(A) perform services required of Landlord, including janitorial service; (B) take possession due to any Default of this Lease in the manner provided herein and in compliance with Applicable Laws; and (C) upon reasonable notice to Tenant (which shall not be less than two (2) business days except in the case of an emergency) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises in connection with any entries under this Article 27 (except under item (B), above). Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business operations and complies with the terms of Section 27.2, below, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that the foregoing shall not limit Landlord’s liability for personal injury or property damage to the extent caused by Landlord’s negligence or willful misconduct. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

27.2 Secured Areas. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

ARTICLE 28

PARKING

Tenant shall have the right, at no charge to Tenant or its visitors, to use the Project parking areas for the parking of up to 3.5 cars per 1,000 RSF of the Premises. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with such parking passes or the use of the parking facility by Tenant. Tenant shall abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, including any sticker or other identification system established by Landlord, and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. The parking provided pursuant to this Article 28 is solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant shall have a minimum of twelve (12) dedicated parking spaces near the entrance to the Premises, which (subject to the terms of the CC&Rs) shall be located as set forth on Exhibit A-1 attached hereto. Tenant, at Tenant’s cost, and in accordance with the terms of the Tenant Work Letter or Article 8 of this Lease, may install three (3) electric vehicle (EV) charging stations in the Project parking areas, with conduit run for up to five (5) additional EV charging stations, in a location to be mutually and reasonably agreed upon by Landlord and Tenant.

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer and assumption of all of the Lease obligations by such transferee, Landlord shall automatically be released from all liability under this Lease that accrues after the date of transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. This Lease shall not be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Tenant may prepare and record, at Tenant’s sole cost and expense, a customary memorandum of lease, which shall be subject to Landlord’s reasonable prior approval as to form and content, and which Landlord shall execute.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

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29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Limitation on Remedies.

29.13.1 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the equity interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

29.13.2 Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant for more than thirty (30) days after the expiration or earlier termination of this Lease, as provided in Article 16, above. Notwithstanding the foregoing, for purposes of this Lease, consequential damages shall not be deemed to include property damage or personal injury damages.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

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29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Intentionally Omitted.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

GC Net Lease (San Carlos) Investors, LLC

1520 E. Grand Avenue

El Segundo, CA 90245

Attention: Julie Treinen, Managing Director of Asset Management

With a copy to:

Mary Higgins, General Counsel

Griffin Capital Corporation

790 Estate Drive, Suite 180

Deerfield, Illinois 60015

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several,

29.20 Authority. Tenant is a corporation under the laws of Delaware, and each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY APPLICABLE LAW, AND (III) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE

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OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall, and Tenant shall not, pay all fees due the Brokers pursuant to separate written agreements between Landlord and the Brokers (the “Written Agreements”). The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Landlord and Tenant hereby expressly waive the benefit of any statute to the contrary.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire, provided that so long as Tenant continues to conduct business in the Premises, Landlord will not name the Project after a direct competitor of Tenant. Landlord may place on the Building any sign required by Applicable Laws or that are typical signs identifying the owner of the Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts and be delivered by electronic PDF with the same effect as if both parties hereto had executed the same document. Both counterparts (including any electronic PDF counterpart) shall be construed together and shall constitute a single lease.

29.28 Rooftop and Riser Rights. At any time during the Lease Term, subject to the terms of this Lease, Tenant or a Permitted Assignee may install, at Tenant’s sole cost and expense, one (1) communications dish or up to 24” in diameter, or one (1) communications antenna or comparable communications equipment upon the roof of the Building not to exceed 48” in height, and make associated connections of Tenant’s rooftop equipment to the Premises (all such equipment, installations and connections, collectively, the “Telecommunications Equipment”). The use of such areas of the Building for the installation of the Telecommunications Equipment shall be for the sole use of Tenant and any Transferee in connection with their business operations in the Premises, and shall be without the payment of any additional Base Rent or Direct Expenses with respect thereto. The physical appearance and all specifications of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord (subject to Tenant’s reasonable approval), and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment, (ii) installing, repairing and maintaining and causing the Telecommunications Equipment to comply with all Applicable Laws, and (iii) prior to the expiration or earlier termination of this Lease, removal of the Telecommunications Equipment and all associated wiring, and the restoration of all affected areas of the Building to the condition existing prior to the installation thereof, including restoration of any roof penetrations. In no event shall Tenant permit the Telecommunications Equipment to interfere with the systems of any building in

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the Project or the Project or any other communications equipment at or servicing any building in the Project or the Project. Except to the extent arising from or out of the negligence or willful misconduct of any of the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause related to Tenant’s installation, use, repair or maintenance or any other matter relating to or in connection with the Telecommunications Equipment. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Landlord agrees that it shall not install, and shall prohibit the installation and/or operation by any other party of, any microwave dishes/earth satellite disks, whip antennae, other communications devices, towers and/or other structures on the roof of the Building which would interfere with Tenant’s use of the Telecommunications Equipment.

29.29 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent may only be withheld to the extent a Design Problem exists, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (iv) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right (by notice to Tenant at any time prior to the expiration or earlier termination of this Lease) to require that Tenant, prior to the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Project, the Premises or the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, add to or modify (collectively, the “Renovations”) the Project (but not the Building) or the Common Areas, and that such Renovations may result in levels of noise, dust, odor, obstruction of access, etc., which are in excess of that present in a fully constructed project. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as set forth in Section 19.5.2, entitle Tenant to any abatement of Rent and Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such Renovations. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation. Landlord hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, law, rule or regulation by which Landlord is bound, and Landlord shall protect, defend, indemnify and hold Tenant harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Landlord’s breach of this warranty and representation.

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29.32 Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.33 Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including any assignment of this Lease or any subletting of all or any portion of the Premises, or the making or receiving of any contribution or funds, goods or services, to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that the representations and warranties contained in this Section 29.33 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

29.34 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 29.35 shall survive the expiration or earlier termination of this Lease.

29.35 Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), Tenant shall promptly, but in no event more than five (5) business days following its receipt of each and every invoice for such items from the applicable provider, provide Landlord with a copy of each such invoice.

29.36 No Discrimination. Landlord and Tenant each covenant by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant or Landlord, as applicable, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant or

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Landlord, as applicable, itself, or any person claiming under or through Tenant or Landlord, as applicable, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

29.37 Reasonableness and Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

29.38 No Public Statements. Neither Landlord nor Tenant shall issue any press release or make any similar announcement of the execution of this Lease without the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed (provided that Tenant may require that no such announcement be made until after thirty (30) days following the full execution and delivery of this Lease).

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

GC NET LEASE (SAN CARLOS) INVESTORS, LLC,		ROVI CORPORATION,
a Delaware limited liability company		a Delaware corporation

By:	Griffin Capital Essential Asset Operating Partnership, L.P.,	By:	/s/ Pamela Sergeef
	a Delaware limited partnership,	Name:	Pamela Sergeef
	its sole member	Its:	AUTHORISED SIGNATORY

		By:	/s/ Peter Halt
By:	Griffin Capital Essential Asset REIT, Inc.,	Name:	Peter Halt
	a Maryland corporation,	Its:	CFO
its General Partner

By:	/s/ Julie A. Treinen
Name:	Julie A. Treinen
Its:	Vice President-Asset Management

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A

OUTLINE OF PREMISES

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT A-l

LOCATION OF DEDICATED PARKING AND EV SPACES

EXHIBIT A-1

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES

Landlord shall deliver the Premises and Tenant shall accept the Premises from Landlord on September 1, 2015 (the “Delivery Date”). Tenant acknowledges that certain portions of the Premises on the first (lst) and fourth (4th) floors of the Building (the “Unfinished Areas”) have not previously been improved, and will be delivered in their presently existing shell and “as-is” condition as of the date of this Lease. Landlord shall cause the existing Building Systems (i.e., roof, HV AC, electrical, plumbing, lighting and vertical transportation system) in good working condition, and shall cause the Building Structure to be water tight and structurally sound. If during the two (2) months period following Landlord’s delivery of the Premises to Tenant, Tenant informs Landlord in writing that any such Building Systems arc not in good working condition, Landlord will remedy such condition at Landlord’s sole cost and expense.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time Tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of                                     of the Premises (i.e.,                                                                                                                                                                                                                     (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

2.1.1 Required Improvements. As part of its construction of the Tenant Improvements, Tenant shall be required to improve the Unfinished Areas with Tenant Improvements with a value of not less than

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process, including, without limitation, Landlord’s receipt of invoices for all costs and fees described herein) only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, and other consultants of Tenant, and payment of the fees incurred by Landlord in connection with Landlord’s review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter, and for the purchase of furniture, fixtures and equipment to be used in the Premises (collectively, the “Soft Costs”), provided that such Soft Costs shall not exceed 20% of the amount of the Tenant Improvement Allowance in the aggregate;

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6 The cost of the “Landlord Review Fees,” as defined in Section 4.2.2.1 of this Tenant Work Letter;

2.2.1.7 Sales and use taxes; and

2.2.1.8 All other costs required to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items and shall authorize the release of monies as follows.

2.2.2.1 Monthly Disbursements. On or before the twentieth (20th) day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for reimbursement of Tenant’s payments to the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, in a form to be provided by Landlord or otherwise reasonably approved by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, and detailing the portion of the work completed and the portion not completed; (ii) invoices marked paid from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, or other reasonable evidence of payment made by Tenant for labor rendered and materials delivered to the Premises; (iii) executed unconditional mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed (vis-à-vis Landlord) Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If any work which is the subject of a request for payment creates a Design Problem, Tenant shall correct and eliminate such Design Problem as soon as reasonably possible.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor, or directly to Contractor at Landlord’s sole discretion, shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be dispersed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant’s contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Architect delivers to Landlord a “Certificate of Substantial Completion”, in a form reasonably

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iii) Tenant delivers to Landlord a “close-out package” in both paper and electronic forms (including, as-built drawings, and final record CADD files for the associated plans, warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report); and (iv) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease.

2.3 Building Standards. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the existing improvements in the Premises.

2.4 Outside Date for Disbursement of Tenant Improvement Allowance. Any portion of the Tenant Improvement Allowance remaining undisbursed and unallocated as of the date that is the later of (i) two (2) years after the Lease Commencement Date, and (ii) the date that is ten (10) business days after Landlord informs Tenant by notice that the date to use the Tenant Improvement Allowance has otherwise passed, shall revert to Landlord, and Tenant shall have no further rights with respect thereto.

2.5 Failure to Disburse Tenant Improvement Allowance. To the extent that Landlord fails to pay from the Tenant Improvement Allowance amounts due to Contractor, Architects, Engineers and Tenant’s Agents in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay the same and deduct the amount thereof from the Rent next due and owing under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), and (ii) pays any amounts not in dispute, Tenant shall have no immediate right to offset any amounts against rent, but may institute arbitration proceedings pursuant to the terms of Article 22 of the Lease to recover such amounts from Landlord. Notwithstanding any of the foregoing, in the event Tenant institutes arbitration proceedings as provided herein and the determination of the Arbitrator is in favor of Tenant, Tenant shall be entitled, automatically, to offset the amount of such award against the Base Rent next coming due under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Further, in the event the arbitration award is in favor of Tenant, any delay actually caused to Tenant as a result of Landlord’s failure to pay the disputed amount shall be deemed to be a “Landlord Caused Delay” under Section 5 of this Tenant Work Letter.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants designated by Tenant and approved by Landlord, such approval not to be unreasonably withheld (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. The Construction Drawings shall include drawings for the improvement of the Unfinished Areas. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant’s design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same contains a Design Problem or is incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any such deficiencies or other matters Landlord may reasonably require.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant as provided above, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall only be withheld to the extent the same contains a Design Problem or is incomplete in any respect. Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant’s delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same contains a Design Problem or is incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) as provided above prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be withheld unless a Design Problem exists.

3.5 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant’s representative identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of this Lease. All approvals required by Landlord must be given within ten (10) business days of Landlord’s receipt of a written notice from Tenant requesting such approval.

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be approved by Landlord, which approval shall not be unreasonably withheld, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection. Landlord hereby approves the following as “Contractor”, if selected by Tenant: (1) McLarney Construction, (2) South Bay Construction, and (3) Novo Construction.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Tenant shall engage the Contractor under a commercially reasonable construction contract (collectively, the “Contract”). All costs related to the Tenant Improvements to the extent in excess of the Tenant Improvement Allowance shall be paid by Tenant out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, concurrently with Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; and (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule. Tenant shall reimburse Landlord, out of the Tenant Improvement Allowance, the reasonable and actual costs incurred by Landlord in connection with the review of Tenant’s Construction Drawings, including with respect to structural engineering and MEP drawings, provided that the total cost so reimbursed shall no                                     (the “Landlord Review Fees”),which amounts Landlord may deduct from the Tenant Improvement Allowance by written notice to Tenant, as and when incurred by Landlord..

4.2.2.2 Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord and Tenant that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $5,000,000 per incident, $5,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord ten (10) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance or in the alterative Tenant may provide such notice. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements because a Design Problem exists, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any such Design Problem shall be rectified by Tenant at no expense to Landlord.

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

LEASE COMMENCEMENT DATE DELAYS

5.1 Lease Commencement Date Delays. The Lease Commencement Date shall occur as provided in Section 2.1 of this Lease and Section 3.2 of the Summary, provided that the Lease Commencement Date shall be extended by the number of days of actual delay of the Substantial Completion of the Tenant Improvements in the Premises and Tenant’s move into the Premises to the extent caused by a “Commencement Date Delay,” as that term is defined, below, but only to the extent such Commencement Date Delay causes the Substantial Completion of the Tenant Improvements and Tenant’s move into its Premises to occur after October 13,2015. As used herein, the term “Commencement Date Delay” shall mean only a “force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section 5.1 of this Tenant Work Letter. As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, terrorist acts, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, earthquakes or slow-downs or shut downs to the permitting office. As used in this Tenant Work Letter, “Landlord Caused Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) material and unreasonable interference by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Tenant Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building or move into the Premises by any person, which interference relates to access by Tenant, or Tenant’s Agents to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iii) delays due to the acts or failures to act of Landlord or Landlord Parties with respect to payment of the Tenant Improvement Allowance (except as otherwise allowed under this Tenant Work Letter) and/or cessation of work as a result thereof; or (iv) failure to deliver to Tenant sole and exclusive possession of the Premises in the Delivery Condition required by the Lease by September 1, 2015.

5.2 Determination of Lease Commencement Date Delay. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Lease Commencement Date Delay and (ii) the date upon which such Lease Commencement Date Delay is anticipated to end. If such actions, inaction or circumstance described in the Notice set forth in (i) above of this

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Section 5.2 of this Tenant Work Letter (the “Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

5.3 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, “Substantial Completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Construction Drawings, with the exception of any punch list items.

SECTION 5

MISCELLANEOUS

6.1 Tenant’s Representative. Tenant has designated Hobie Sheeder as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is hobie.sheeder@rovicorp.com and phone number is (818) 295-6650, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter. At any time and from time to time hereafter, Tenant may designate a different representative by written notice to Landlord.

6.2 Landlord’s Representative. Landlord has designated Grant Takamoto, LEEP AP (whose contact information is set forth below) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

Grant Takamoto, LEED AP Orchard Commercial Construction 1995 Laurelwood Road Santa Clara California 95054 408.922.0400 OFFICE 408.591.0284 MOBILE gtakamoto@orchardcommercial.com

6.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any Default by Tenant under the Lease or this Tenant Work Letter occurs at any time on or before the substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.5 Miscellaneous Charges. Subject to Landlord’s reasonable scheduling requirements, Landlord shall permit Tenant and Contractor to use the Building’s elevators and related facilities of the Building to the extent the same is reasonably necessary for Tenant, Tenant’s Agents and/or the Contractor to construct the Tenant Improvements, and for Tenant’s initial move into the Premises, including the installation of Tenant’s furniture, fixtures, and equipment. Materials stocking will be scheduled in advance after or before Building working hours. During normal construction hours, as reasonably determined by Landlord (the “Construction Hours”), freight elevator usage shall be for personnel and miscellaneous tools and materials only. In addition, Tenant acknowledges that there may be an after-hours usage charge to reimburse Landlord for its incremental actual costs with respect to the use of the Building’s freight elevator during hours other than the Construction Hours, but only to the extent that such use requires Landlord

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

to engage elevator operations or security personnel. In addition Landlord shall provide, and, except as set forth above, neither Tenant nor Tenant’s Agents nor the Contractor or subcontractors shall be charged for the use of, parking, electricity, water, freight elevator and/or loading docks during the construction of the Tenant Improvements. Notwithstanding the foregoing, if Tenant, Tenant’s Agents or the Contractor requires any of the foregoing in connection with any use reasonably unrelated to Tenant’s construction and/or installation of the Tenant Improvements, Tenant shall pay the applicable cost of such service.

EXHIBIT B

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at .

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Premises is square feet.

6.	Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is %.

“Landlord”:
,
a

By:

Its:

Agreed to and Accepted as of , 200 .

“Tenant”:

a

By:

Its:

EXHIBIT C

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Landlord agrees that it will not unreasonably modify, amend, change or enforce these Rules and Regulations in a manner which will unreasonably and materially interfere with the Permitted Use pursuant to the terms of the Lease.

1. Tenant shall not employ any person or persons to perform maintenance or repair services other than the Project Property Manager, unless otherwise agreed to by Landlord in writing. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:00 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

2. Except with Landlord’s prior consent, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises, or any part of the Project for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants or any other portion of the Project, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s lease.

3. Sidewalks, passageways, driveways, exits, entrances, and other common areas of the Project shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety. character, reputation or interests of the Project, including its tenants and occupants.

4. Neither Tenant nor its employees or guests shall store any automobiles in the parking lots or parking garage without the prior written consent of Landlord, but Tenant’s employees may on occasion park vehicle overnight while on vacation or on business trips. Except for emergency repairs, neither Tenant nor its employees shall perform any work on any automobiles while located in the parking garage or on the Land.

5. Landlord shall have the right to close temporarily the parking garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the parking garage.

6. No sign, placard, picture, name, advertisement or notice (a “Sign”) visible from the exterior of the Premises shall be inscribed, painted, affixed. installed or displayed by Tenant without the prior written consent of Landlord, as provided in the Lease pursuant to which Tenant occupies space on the Project. Absent any such consent, Landlord shall have the right to remove any Sign upon one (1) business day prior notice to Tenant and at the expense of Tenant. Any such consent shall be deemed to relate to only the particular Sign so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the prior written consent of Landlord with respect to any other Sign. All approved Signs or lettering on doors and walls shall be inscribed, painted, affixed, installed, printed or otherwise displayed, at the expense of Tenant, by a person approved by Landlord and in a manner or style acceptable to Landlord.

7. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be installed or used in connection with any window or door of the Premises without the prior written consent of Landlord, except for normal and customary interior decorations to the Premises not visible from the exterior of the Building or Project. In any event, any such items shall be installed so as to face the interior surface of the standard window treatment established by Landlord and shall in no way be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from the outside of the Premises. No sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall be covered or obstructed by Tenant without the prior written consent of Landlord.

EXHIBIT D

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

8. Tenant assumes all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed. Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises regardless of whether such loss occurs when the Premises are locked or not.

9. Tenant shall not alter any lock or access device, nor shall Tenant install any new or additional lock, access device or bolt on any door or fence on Project or the exterior of the Premises leased by the Tenant, without the prior written consent of Landlord.

10. Landlord shall furnish Tenant, at no cost to Tenant, a reasonable number of keys to the Premises (given the intended occupancy). Tenant shall pay a reasonable charge for any additional keys furnished by Landlord. Any card-keys issued by Landlord shall upon such issuance require payment of a refundable deposit in an amount reasonably determined from time to time by Landlord. Tenant shall not make or have made copies of any keys or card-keys furnished by Landlord. Tenant shall, upon the expiration or sooner termination of its tenancy, deliver to Landlord all of such keys and card-keys, together with any of the keys relating to the Premises including, but not limited to, all keys to any vaults or safes which remain on the Premises. In the event of the loss of any keys furnished by Landlord to Tenant, Tenant shall pay Landlord (a) the cost thereof (less any deposit paid by Tenant) or (b) the cost of changing the subject lock(s) or access device(s) if Landlord deems it necessary to make such change.

11. From time to time, Landlord may adopt procedures and systems for the safety of the Building, its occupants, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s procedures and systems.

12. Landlord reserves the right to exclude or expel from the Project any person who is, in the judgment of Landlord, intoxicated or under the influence of alcohol or other drug or who is in violation of any of the Project Rules or Regulations.

13. Landlord shall have the right to prohibit any advertising by Tenant which identifies the Building, and which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

15. Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean and include Tenant and Tenant’s assigns and subtenants, and each of their associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean and include Landlord and its assigns, agents, officers, employees and visitors.

16. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of premises on the Project.

17. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

18. Tenant shall be responsible for the observance of all the foregoing Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT D

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of                     , 20     by and between                     , as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at                     , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Intentionally Omitted.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not presently in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s actual knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

EXHIBIT E

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Tenant is in compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation,

14. To the undersigned’s knowledge, except as noted below (if any), all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the          day of                 , 20            .

“Tenant”:

a

By:
Its:

By:
Its:

EXHIBIT E

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT F

NET EQUIVALENT LEASE RATE

1.	METHODOLOGY FOR COMPARING THE COMPARABLE TRANSACTIONS.

In order to analyze the Comparable Transactions based on the factors to be considered in calculating the Option Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “normalize” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to normalize the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

1.1 The contractual rent payments for each of the Comparable Transactions should be arrayed annually over the lease term. From this figure, the initial lease year operating expenses (from gross leases) should be deducted, leaving a net lease rate over the lease term. This results in the net rent received by each landlord under the Comparable Transactions.

1.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

1.3 The resultant net cash flow from the lease should be then discounted (using an 8.0% discount rate) to the lease commencement date, resulting in a net present value estimate.

1.4 From the net present value, up-front inducements (tenant improvement allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting, since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

1.5 The net present value should then amortized back over the lease term at the same discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

2.	USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS UNDER SECTION 2.2.2 OF THIS LEASE.

The Net Equivalent Lease Rates for the Comparable Transactions under Section 2.2.3 of this Lease shall then be used to arrive at the determination of the Option Rent which shall be stated as a Net Equivalent Lease Rate applicable to the Option Term.

EXHIBIT F

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

LEASE

TWO CIRCLE STAR WAY

San Mateo, California

GC NET LEASE (SAN CARLOS) INVESTORS, LLC,

a Delaware limited liability company,

as Landlord,

and

ROVI CORPORATION,

a Delaware corporation,

as Tenant.

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE
F	NET EQUIVALENT LEASE RATE

(i)

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

INDEX

Pase(s)
Additional Rent	10
Advocate Arbitrators	8
Allowance Dispute Notice	3
Alterations	20
Arbitration Agreement	8
Arbitration Panel	35
Award	9
Base Building	20
Base Rent	10
Briefs	9
Brokers	42
Building	5
Common Areas	5
Comparable Buildings	8
Contemplated Effective Date	28
Contemplated Transfer Space	28
Control,	29
Costs	15
Customary Tenant Equipment	18
Design Problem	20
Direct Expenses	10
Emergency	20
Energy Disclosure Information	44
Energy Disclosure Requirements	44
Estimate	14
Estimate Statement	14
Estimated Direct Expenses	14
Excepted Matters	45
Excess	14
Expense Year	10
First Offer Commencement Date	6
First Offer Notice	6
First Offer Space	6
First Rebuttals	9
Force Majeure	41
HVAC	17
Identification Requirements	43
Intention to Transfer Notice	28
Landlord	1
Landlord Caused Delay	5
Landlord Parties	22
Landlord’s Initial Statements	9
Landlord’s Rebuttal Statement	9
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	43
Mail	41
Net Worth	29
Neutral Arbitrator	8, 35
Notice of Dispute	34

(ii)

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

Page(s)
Notices	41
OFAC	44
Operating Expenses	10
Original Improvements	23
Original Tenant	6
Permitted Transferee	29
Permitted Transferee Assignee	29
Permitted Use	Summary
Premises	5
Prohibited Person	44
Project	5
Proposition 13	13
Renovations	43
Rent	10
Requesting Party	30
Second Rebuttals	9
Secured Areas	38
Security Deposit	33
Six Month Period	28
Specialty Alterations	21
Statement	14
Subject Space	26
Summary	1
Surrender Exceptions	21
Tax Expenses	13
Telecommunications Equipment	16, 42
Tenant	1
Tenant Energy Use Disclosure	44
Tenant HVAC System	18
Tenant Review	15
Tenant Work Letter	5
Tenant’s Initial Statements	9
Tenant’s Rebuttal Statement	9
Tenant’s Auditor	15
Tenant’s Janitors	18
Tenant’s Security System	17
Tenant’s Share	13
Tenant’s Signs	36
Transaction Costs	27
Transfer Notice	26
Transfer Premium	27
Transferee	26
Transfers	26
Written Agreements	42

(iii)

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

EXHIBIT B

COPY OF EXISTING SUBLEASE

B-1

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 12th day of October, 2015 by and between ROVI CORPORATION, a Delaware corporation (“Sublandlord”), and UPSTART HOLDINGS, INC., a Delaware corporation (“Subtenant”).

WHEREAS, GC NET LEASE/SAN CARLOS INVESTORS, LLC as landlord (“Landlord”), and ROVI CORPORATION as tenant (“Tenant”) entered into a lease dated June 28, 2015 (“Master Lease”), whereby Landlord leased to Tenant the 103,948 RSF (“Master Premises”) of the building located at Two Circle Star Way, San Carlos, California 90470 (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises consisting of a stipulated 27,867 RSF shown cross-hatched in black on the demising plan annexed hereto as Exhibit B which is the entire second (2nd) floor of the Building and made a part hereof (“Sublease Premises”) on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises (which the parties stipulate contain 27,867 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth.

2. Lease Term.

(a) Lease Term. The term of this Sublease (“Term”) shall be for four (4) years, commencing on the earlier of the date Subtenant receives notice from Sublandlord that the Landlord has consented to this Sublease or the date upon which Subtenant, or any person occupying any of the Sublease Premises with Subtenant’s permission, commences business operations from the Sublease Premises (“Sublease Commencement Date”) and ending, unless sooner terminated as provided herein, on the last day of the month in which the fourth (4th) anniversary of the Sublease Commencement Date occurs (“Sublease Expiration Date”).

(b) Option to Terminate. Notwithstanding the provisions of Section 2(a) to the contrary, Sublandlord and Subtenant shall each have the option to terminate this Sublease (the “Option to Terminate”) at any time during the Term of this Sublease upon at least one hundred and eighty (180) days prior written notice (“Termination Notice”) from Sublandlord to Subtenant or from Subtenant to Sublandlord, but no such Termination Notice may be sent by either party prior to the end of the thirtieth (30th) month anniversary of the Sublease Commencement Date.

1

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

In the event Sublandlord shall exercise the Option to Terminate pursuant to the provisions set forth herein, the Term of this Sublease shall expire and come to an end as of the date set forth in Sublandlord’s notice but not earlier than the third (3rd) anniversary of the Sublease Commencement Date (hereinafter referred to as the “Early Termination Date”) as if that day was the date definitely fixed in this Sublease for the termination of the Term hereof, but Subtenant shall continue to be liable for the payments accruing up to and including the Early Termination Date, including, but not limited to, any additional rent allocable to the period through such Early Termination Date even though such additional rent may be determined at a later date. Sublandlord shall pay Subtenant an amount equal to $201.21 multiplied by the number of days that elapse from the third (3rd) anniversary of the Sublease Commencement Date to the Early Termination Date on the Early Termination Date if Sublandlord sent the Termination Notice.

In the event Subtenant shall exercise the Option to Terminate pursuant to the provisions set forth herein, the Term of this Sublease shall expire and come to an end as of the date set forth in Subtenant’s notice but not earlier than the third (3rd) anniversary of the Sublease Commencement Date (also referred to as the “Early Termination Date”) as if that day was the date definitely fixed in this Sublease for the termination of the Term hereof, but Subtenant shall continue to be liable for the payments accruing up to and including the Early Termination Date, including, but not limited to, any additional rent allocable to the period through such Early Termination Date even though such additional rent may be determined at a later date and Subtenant shall pay Sublandlord on the Early Termination Date an amount equal to the unamortized (amortized over four (4) years) amount of the attorney fees and commissions paid by Sublandlord.

At the expiration or earlier termination of this Sublease, Sublandlord shall have the right on ninety (90) days notice to Subtenant to purchase the Furniture listed on Exhibit C for one dollar ($1.00) in consideration of Sublandlord entering into this Sublease, or Sublandlord in its sole discretion may elect on ninety (90) days notice to Subtenant to require the Subtenant to remove the Furniture within five (5) business days following the expiration or earlier termination of this Sublease or, if later, ninety (90) days following receipt of notice from Sublandlord to Subtenant requiring such removal.

3. Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Article 5 of the Master Lease and Section 7 of the Summary of Basic Lease Information and for no other purpose.

4. Subrental.

(a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord the following monthly installments of base rent (“Base Rental”):

Months 1 to 12:	$93,354.45/month
Months 13 to 24:	$96,155.08/month
Months 25 to 36:	$99,039.73/month
Months 37 to 48:	$102,010.93/month

2

Confidential Treatment Requested by Oportun Financial Corporation

Pursuant to 17 C.F.R. Section 200.83

The first (1st) monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent (including without limitation, late fees) shall hereinafter be collectively referred to as “Rent.” Subtenant shall have the right to occupy the Sublease Premises without payment of Rent for two (2) weeks prior to the Sublease Commencement Date to set up its business operations, but regardless of any contrary provision of this Sublease the Sublease Commencement Date will occur on the date Subtenant commences business operations from the Premises.

(b) Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

(c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other Direct Expenses, costs and charges payable to Landlord for the Sublease Premises in connection with Subtenant’s use of the Sublease Premises.

(d) Alterations and Improvements. Subtenant shall have the right to paint the accent walls within the Premises but, if requested by Sublandlord, shall repaint such walls at the termination of this Sublease to a color selected by Sublandlord. Subtenant may make Alterations to the Premises to the extent permitted by Article 8 of the Master Lease but Subtenant shall restore the Premises to its original condition (as it existed on the date this Sublease is executed) unless Sublandlord agrees in writing at the time it consents to the Alterations that no such restoration is required.

(e) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office in the Building, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

(f) Late Charge. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the prime rate charged by Bank of America, N.T. & S.A. plus two percent (2%) (“Interest Rate”) on all past-due amounts of Rent payable hereunder, such charge to accrue from the date upon which such amount was due until paid.

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5. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Three Hundred Seventy-Three Thousand Four Hundred Seventeen and 80/100 Dollars ($373,417.80) (“Deposit”), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s Default. If Subtenant Defaults in the full and timely performance of any or all of Subtenant’s covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the Default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant’s Default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant’s failure to immediately do so shall constitute a Default under this Sublease. If Subtenant is not in Default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord’s general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord’s general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit If Subtenant is not in Default on the first (1st) anniversary of the Sublease Commencement Date, the Security Deposit shall be reduced by Ninety-Three Thousand Three Hundred Fifty-Four and 45/100 Dollars ($93,354.45), and if Subtenant is not in Default on the second (2nd) anniversary of the Sublease Commencement Date, the Security Deposit shall be reduced by an additional Ninety-Three Thousand Three Hundred Fifty-Four and 45/100 Dollars ($93,354.45).

6. Signage. Subtenant is granted the right, at or about the inception of the Term of this Sublease, to install an appropriate sign identifying Subtenant in the ground floor lobby, on the second (2nd) floor, and on the Building directory if such directory exists, subject to Landlord’s and Sublandlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord’s and Sublandlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

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7. Parking. Subtenant shall have the right, during the Term of this Sublease, to use up to twenty-five percent (25%) of the parking privileges granted to Sublandlord as Tenant under the Master Lease (but only for unreserved parking) in the Project Parking Area as set forth in Article 28 of the Master Lease. All such parking privileges shall be at no charge but otherwise subject to the terms and conditions set forth in the Master Lease, and Subtenant shall reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord by Landlord for said parking privileges to the extent permitted by Article 28 of the Master Lease.

8. Incorporation of Terms of Master Lease.

(a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease And the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

(c) The following provisions of the Master Lease are specifically excluded: Sections 1.4, 2.2, 4.6, 5.3, 6.5, 7.1, and 23, and Exhibit B and Exhibit F.

(d) Notwithstanding the foregoing, Subtenant may use twenty-five percent (25%) of the roof (to the extent such roof space is not needed to service the Building and such use does not interfere with Tenant’s use of its Premises and/or its business operations) subject to the receipt of the Landlord’s consent in accordance with the Master Lease.

9. Subtenant’s Obligations. Subtenant covenants and agrees that all obligations of Sublandlord as Tenant under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant’s

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obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a Default under this Sublease or the Master Lease.

10. Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s Default under the Master Lease. Any condition resulting from a Default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such Default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant’s use or occupancy of the Sublease Premises. Notwithstanding anything in this Sublease to the contrary, in the event that Subtenant sends Sublandlord a factually correct notice that it cannot use its Sublease Premises for its normal business activities because Landlord is not fulfilling its maintenance and repair obligations under the Master Lease, then Sublandlord, at Subtenant’s sole cost and expense, will use commercially reasonable efforts, with attorneys approved by and paid for by Subtenant, to have Landlord fulfill its obligations under the Master Lease.

11. Default by Subtenant. In the event Subtenant shall be in Default of any covenant of, or shall fail to honor any obligation under this Sublease (“Default”), Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar Default on the part of Sublandlord thereunder or (b) at law.

12. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises.

13. Notices. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any Default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is

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shorter than the period otherwise allowed therein due to the fact that notice of Default from Sublandlord to Subtenant is given after the corresponding notice of Default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of Default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

Rovi Corporation

Two Circle Star Way

San Carlos, California 90470

Attention: Mr. Hobie Shceder

with a copy to:

DLA Piper LLP (US)

550 South Hope Street, 23rd Floor

Los Angeles, California 90067-6022

Attn: Michael E. Meyer, Esq.

Notices to Subtenant shall be sent to the attention of:

Upstart Holdings, Inc.

Two Circle Star Way, 2nd Floor

San Carlos, California 90470

Attn: General Counsel

14. Broker. Sublandlord and Subtenant represent and warrant to each other that, with the exception of Newmark Cornish & Carey (“Broker”), no brokers were involved in connection with the negotiation or consummation of this Sublease. Sublandlord agrees to pay the commission of the Broker pursuant to a separate agreement. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

15. Condition of Premises. Sublandlord shall deliver the Premises to Subtenant in good working order and condition, inclusive of the HVAC, electrical, plumbing and lighting systems, but no representation is made with respect to the existing data cabling. Except as provided above, Subtenant acknowledges that it is otherwise subleasing the Sublease Premises “as-is” and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Master Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Master Lease.

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16. Consent of Landlord. Article 14 of the Master Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall solicit Landlord’s consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. In the event Landlord’s written consent to this Sublease has not been obtained within sixty (60) days after the execution hereof, then this Sublease may be terminated by either party hereto upon notice to the other, and upon such termination neither party hereto shall have any further rights against or obligations to the other party hereto.

17. Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the Default of Sublandlord under the Master Lease, and said Sublandlord Default was not as a result of a Subtenant Default hereunder.

18. Limitation of Estate. Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Subleased Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord’s breach.

19. Entire Agreement. It is understood and acknowledged that there arc no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

20. Civil Code Section 1938 Disclosure. Subtenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Building nor the Sublease Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52).

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21. Furniture. Subtenant is purchasing from Softbank for Two Hundred Ninety-Three Thousand Seven Hundred Sixty-Seven Dollars and 62/100 ($293,767.62), and may use, the furniture itemized on Exhibit C to the Sublease (“Furniture”) until the end of the Sublease Term or earlier expiration or termination of this Sublease. Except as provided to the contrary in Section 2 above, Subtenant shall return the Furniture to Sublandlord at the end of the Sublease Term (or if earlier, on the expiration or termination of this Sublease) in the same condition as received, reasonable wear and tear excepted and title to such Furniture shall then become vested in Sublandlord. Provided, however, within ten (10) business days of the later of the execution of this Sublease and the receipt of the Landlord’s consent to this Sublease, Subtenant and Sublandlord shall cooperate with each other to schedule a walkthrough of the Sublease Premises and inspect the Furniture and Sublandlord shall remove within three (3) business days of a notice from Subtenant any of such Furniture that Subtenant advises it will not need.

22. Assignment and Sublease. Subtenant, as long as it complies with the provisions of Article 14 of the Master Lease, shall have the right to assign this Sublease, or sublease all or any portion of the Sublease Premises, upon receipt of the consent of Landlord and Sublandlord. Provided, however, notwithstanding anything to the contrary contained in this Sublease, in the event Subtenant contemplates a transfer of all or any part of the Premises, Subtenant shall give Sublandlord notice (the “Intention to Transfer Notice”) of such contemplated transfer (whether or not the contemplated transferee or the terms of such contemplated transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Sublease Premises which Subtenant intends to transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated transfer, and shall specify that such Intention to Transfer Notice is delivered to Sublandlord pursuant to this Section 22 in order to allow Sublandlord to elect to recapture the Contemplated Transfer Space. Thereafter, Sublandlord shall have the option, by giving written notice to Subtenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Sublease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. If Sublandlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 22, then, subject to the other terms of this Section 22, for a period of six (6) months (the “Six Month Period”) commencing on the last day of such thirty (30) day period, Sublandlord shall not have any right to recapture the Contemplated Transfer Space with respect to any transfer made during the Six Month Period, provided that any such transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such transfer shall be subject to the remaining terms of this Section 22. If such a transfer is not so consummated within the Six Month Period (or if a transfer is so consummated, then upon the expiration of the term of any transfer of such Contemplated Transfer Space consummated within such Six Month Period), Subtenant shall again be required to submit a new Intention to Transfer Notice to Sublandlord with respect to any contemplated transfer, as provided above in this Section 22. If Sublandlord does not elect to recapture, and if as a result of the sublease, Subtenant receives from the sub-sublessee a Transfer Premium (as defined in Section 14.3 of the Master Lease), then Subtenant shall pay Sublandlord 50% of the Transfer Premium as and when received.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

ROVI CORPORATION,
a Delaware corporation

By:	/s/ Pamela Sergeeff
Name:	Pamela Sergeeff
Its:	AUTHORIZED SIGNATORY

SUBTENANT:

UPSTART HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Dave Girouard
Name:	Dave Girouard
Its:	CEO

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EXHIBIT A

COPY OF MASTER LEASE

[*To Be Attached*]

A-1

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EXHIBIT B

DEMISING PLAN

B-1

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EXHIBIT C

FURNITURE

C-1

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C-2

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EXHIBIT C

DIAGRAM OF FIRST FLOOR EARLY OCCUPANCY SPACE

C-1

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EXHIBIT D

DIAGRAM OF FIRST FLOOR OFFICE SPACE

D-1